Exhibit 99.2

The investor presentation included in this Form 8-K as exhibit 99.1 includes certain information not prepared in accordance with generally accepted accounting principals (“GAAP”). Non-GAAP information includes items such as core operating earnings and certain ratios based on core operating earnings.

Core operating earnings are net income adjusted to exclude discontinued operations, merger integration and restructuring expenses and the results of certain significant transactions or events not representative of ongoing operations (“non-operating items”). Management believes that core operating earnings assists the investor in understanding the impact of non-operating items on reported results.

Core operating earnings

The following reconciles GAAP income from continuing operations to core operating earnings for the twelve months ended December 31, 2003 and 2002 as well as for each of the five quarters presented in these tables:

	December 31,
	2003	2002
Income from continuing operations	$152,680	$132,148

Merger, integration and restructuring expense	4,577	10,437
Non-operating gains	(934)
Tax effect	(1,275)	(3,653)

After-tax non-operating items	2,368	6,784

Core operating earnings	$155,048	$138,932

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Income from continuing operations	$39,952	$39,585	$40,439	$36,822	$35,834

Merger, integration and restructuring expense	346	1,091	—	3,486	—
Non-operating gains	—	(934)
Tax effect	(121)	(55)	—	(1,220)	—

After-tax non-operating items	225	102	—	2,266	—

Core operating earnings	$40,177	$39,687	$40,439	$39,088	$35,834

Merger, integration and restructuring expense in 2004 reflect charges associated with the sale of Sky Financial Solutions, Inc.

Merger, integration and restructuring expense in 2003 reflect the impact of charges for the acquisitions of Metropolitan Financial Corp. and GLB Bancorp, Inc. in the second and fourth quarters, respectively. The non-operating gain recognized in the fourth quarter of 2003 relates to a gain on the sale of a building.

Merger integration and restructuring expense in 2002 reflect the impact of charges for the GLB acquisition and implementation of a new technology platform.

Core operating earnings is used as the numerator to calculate core operating return on average assets, core operating return on average equity and core operating earnings per share. Additionally, non-operating items are deducted from non-interest expense in the numerator and non-interest income in the denominator of the core operating efficiency ratio disclosed in the tables. The comparable information on a GAAP basis is also provided in the tables.

Return on average assets and return on average equity calculated on a GAAP basis for each of the periods in the investor presentation is as follows:

	2004 1st qtr	2003 1st qtr	2003 Year to Date	2002 Year to Date
Return on average equity	22.83%	17.37%	17.23%	17.67%
Return on average assets	1.83%	1.33%	1.29%	1.29%

The efficiency ratio calculated on a GAAP basis for each of the periods in the investor presentation is as follows:

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Efficiency ratio	53.74%	52.59%	53.95%	55.28%	52.39%

The following table reconciles average GAAP equity to average tangible equity for each period in the presentation:

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Average GAAP equity	$1,033,881	$978,324	$916,309	$896,514	$842,300

Goodwill	193,561	174,660	162,568	142,630	108,731
Core deposits and other intangibles	50,474	54,176	53,626	50,191	43,353
Deferred taxes	(17,666)	(18,962)	(18,769)	(17,567)	(15,174)

	226,370	209,875	197,425	175,254	136,911

Average tangible equity	$807,511	$768,449	$718,884	$721,260	$705,389

The following table reconciles average GAAP assets to average tangible assets each period in the presentation:

	2004	2003
	1st qtr	4th qtr	3rd qtr	2nd qtr	1st qtr
Average GAAP assets	$12,889,997	$12,808,243	$12,626,082	$12,180,017	$11,027,874

Goodwill	193,561	174,660	162,568	142,630	108,731
Core deposits and other intangibles	50,474	54,176	53,626	50,191	43,353
Deferred taxes	(17,666)	(18,962)	(18,769)	(17,567)	(15,174)

	226,370	209,875	197,425	175,254	136,911

Average tangible assets	$12,663,627	$12,598,368	$12,428,657	$12,004,763	$10,890,963